Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Mary A. Chaput Executive Vice President and Chief Financial Officer (615) 665-1122

AMERICAN HEALTHWAYS TO LAUNCH
CMS MEDICARE HEALTH SUPPORT PILOT AUGUST 1, 2005

Announces Anticipated Financial Impact of CMS Pilots on Fiscal 2005 and 2006

Expected to be Cumulatively Accretive by End of Fiscal 2006

NASHVILLE, Tenn. – May 16, 2005 – American Healthways, Inc. (NASDAQ: AMHC) today announced the finalization of its cooperative agreement with the Centers for Medicare and Medicaid Services (CMS) related to the Medicare Health Support (MHS) (formerly the CCIP) Pilot Program in which the Company expects to provide services directly to approximately 20,000 Medicare fee-for-service beneficiaries in Maryland and the District of Columbia. Under the cooperative agreement, this pilot is scheduled to begin August 1, 2005. As previously announced, the Company also expects to be a subcontractor to CIGNA in their provision of services to approximately 20,000 beneficiaries in Georgia under a separate agreement. Both three-year pilots are for Medicare fee-for-service beneficiaries with complex diabetes and congestive heart failure.

As previously disclosed, 100% of the Company’s fees from the Maryland/D.C. pilot will be performance-based and subject to refund if the net savings target of 5% over the three years, when compared to a control group, is not achieved. Consistent with the Company’s accounting policies, these performance-based fees, which will be received monthly, will be recorded in its “contract billings in excess of earned revenue” account on the balance sheet until contractual performance can be determined. American Healthways expects the initial determination of its performance to occur approximately 10 to 12 months after the start of each pilot.

As announced throughout the year, the Company’s previous guidance has not included the impact of these pilots since agreements with CMS had not yet been finalized. Today, the Company updated its guidance for fiscal 2005, which ends August 31, to incorporate the impact of anticipated costs associated with the preparation and initial operation of the pilots, including the expansion of the Company’s Baltimore care enhancement center where the pilots will operate. Guidance for earnings per diluted share for fiscal 2005 has been revised to a range of $0.90 to $0.92 from $1.00 to $1.02. Guidance for earnings per diluted share for the third quarter of fiscal 2005 has also been revised to a range of $0.23 to $0.24 from $0.25 to $0.26. The Company reaffirms its revenue guidance for fiscal 2005 of $319 million to $331 million. For fiscal 2006, American Healthways expects the MHS pilots will be accretive to its earnings per diluted share, both for the 12 months comprising fiscal 2006 and, cumulatively, including the pilot costs incurred in the second half of fiscal 2005. “We are pleased with our collaboration with CMS and their positive intent for these programs,” said Ben R. Leedle Jr., the Company’s president and chief executive officer. “As is the case with some of our existing contracts, we will incur significant costs before contractual performance is demonstrated and revenue recognized due to the timing of the pilots’ launch and the investment required to be fully prepared to begin operations. However, we remain confident of our ability to deliver target performance over time in these pilots based on both the similarity of these pilots with the services we provide under our commercial contracts and our experience with approximately 100,000 Medicare Advantage members currently under management.”

Leedle concluded, “As demonstrated by our industry leadership and our involvement in the completed MHS cooperative agreement with CMS, we are deeply committed to improving the health of America’s seniors. Confident of the strengths of our programs, we continue to believe that these pilots represent a tremendous long-term opportunity for American Healthways, for Medicare and its beneficiaries and for the health-care industry.”

Conference Call

American Healthways will hold a conference call to discuss this release today at 10:00 a.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.americanhealthways.com and clicking Investor Relations, or by going to www.streetevents.com or www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719/457-0820, code 8390024, and the replay will also be available on the Company’s Web site for the next 12 months. Any material information disclosed on the conference call that has not been previously disclosed publicly will be available on the Company’s website at www.americanhealthways.com.

Safe Harbor Provisions

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. In order for American Healthways to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth below, and consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The most important factors include: the timing and costs of implementation, and the effect, of regulatory rules and interpretations relating to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003; the Company’s ability to effect cost savings and clinical outcomes improvements under disease management and care enhancement contracts and reach mutual agreement with customers and/or CMS with respect to cost savings, or to effect such savings and improvements within the time frames contemplated by the Company; the ability of the Company’s customers and/or CMS to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance under the terms of its health plan contracts; the ability of the Company to accurately forecast performance and the timing of revenue recognition under the terms of its health plan contracts and its cooperative agreement with CMS ahead of data collection and reconciliation in order to provide forward-looking guidance; the Company’s ability to sign and implement new contracts for disease management and care enhancement services; the risks associated with a significant concentration of the Company’s revenues with a limited number of customers; the ability of the Company to collect contractually earned performance incentive bonuses; the Company’s ability to resolve favorably contract billing and interpretation issues with its customers; the Company’s ability to integrate acquired businesses or technologies into the Company’s business; the Company’s ability to service its debt and make principal and interest payments as those payments become due; the ability of the Company to develop new products and deliver outcomes on those products; the ability of the Company to effectively integrate new technologies and approaches, such as those encompassed in its care enhancement initiatives or otherwise licensed or acquired by the Company, into the Company’s care enhancement platform; the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; the ability of the Company to implement its care enhancement strategy within expected cost estimates; the ability of the Company to obtain adequate financing to provide the capital that may be necessary to support the growth of the Company’s operations and to support or guarantee the Company’s performance under new contracts; unusual and unforeseen patterns of health care utilization by individuals with diabetes, cardiac, respiratory and/or other diseases or conditions for which the Company provides services, in the health plans with which the Company has executed a disease management contract; the ability of the health plans to maintain the number of covered lives enrolled in the plans during the terms of the agreements between the health plans and the Company; the Company’s ability to attract and/or retain and effectively manage the employees required to implement its agreements; the impact of litigation involving the Company and/or its subsidiaries; the impact of future state and federal health care and other applicable legislation and regulations on the ability of the Company to deliver its services and on the financial health of the Company’s customers and their willingness to purchase the Company’s services; the Company’s ability to have its internal controls positively attested to by its independent auditors as required by Section 404 of the Sarbanes-Oxley Act of 2002; current geopolitical turmoil and the continuing threat of domestic or international terrorism; general worldwide and domestic economic conditions and stock market volatility; and other risks detailed in the Company’s annual, quarterly, or other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements.

About American Healthways

American Healthways, Inc. is the nation’s leading and largest provider of specialized, comprehensive disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of February 28, 2005, the Company had approximately 1.5 million lives under management nationwide. For more information visit www.americanhealthways.com.